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                                                                   Exhibit 10.86



                               AMENDMENT NO. 1 TO
               I.C. ISAACS & COMPANY, INC. SHAREHOLDERS' AGREEMENT

         THIS AMENDMENT (this "AMENDMENT") is made as of the 15th day of March, 2001 by and among I.C. ISAACS & COMPANY, INC., a Delaware corporation (the "CORPORATION"), and AMBRA INC., a Delaware corporation (the "INITIAL SHAREHOLDER").

         WHEREAS, the Corporation and the Initial Shareholder are parties to the I.C. Isaacs & Company, Inc. Shareholders' Agreement dated November 5, 1999 (the "SHAREHOLDERS' AGREEMENT"); and

         WHEREAS, the Corporation and the Initial Shareholder desire to amend the Shareholders' Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the foregoing, the sufficiency and adequacy of which is acknowledged, and of the mutual covenants and agreements hereinafter provided, the parties to this Amendment, on behalf of themselves and their successors and assigns, agree as follows:

1.       DEFINITIONS.

         A. Capitalized terms used in this Amendment that are not defined in this Amendment, but are defined in the Shareholders' Agreement, shall have the meanings given them in the Shareholders' Agreement.

2.       AMENDMENTS TO SHAREHOLDERS' AGREEMENT.

         A. The following WHEREAS clause is added to the Shareholders' Agreement as follows:

         "WHEREAS, on the date hereof the parties hereto have agreed to amend the terms and other rights of the 3,300,000 shares of Preferred Stock beneficially owned by the Initial Shareholder so that such shares that remain unredeemed may be convertible (subject to the terms and conditions of the Certificate of Designation, as amended, relating to the Preferred Stock) into shares of common stock, par value $.0001 per share, of the Corporation (any shares of common stock issued as a result of such conversion, the "CONVERTED SHARES")."

         B. Section 1 of the Shareholders' Agreement is hereby amended to change the definition of "MARKET VALUE" to retain subparagraph (i) of the definition and to amend and restate subparagraph (ii) of the definition to read as follows:

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                  "(ii) If, as of the date of the Transfer Notice or the
Corporation Purchase Notice, as the case may be, the Corporation is not a Reporting Company, or in the event the Transfer Notice or the Corporation Purchase Notice, as the case may be, relates to Preferred Stock, the Market Value of such Stock shall be the appraised fair market value as of the date of the Transfer Notice or the Corporation Purchase Notice, as the case may be, as determined by an independent appraiser of recognized standing and appraisal method selected by mutual agreement of the Corporation and the Initial Shareholder. "

         C. Section 1 of the Shareholders' Agreement is hereby amended to change the definition of "STOCK" to read as follows:

                  "STOCK. Stock shall mean (a) the Initial Shares and the Subsequently Issued Shares; (b) the Converted Shares, and (b) any capital stock of the Corporation or any of its successors or assigns issued in respect of or pursuant to a stock split, stock dividend or reclassification."

         D. Section 3.A of the Shareholders' Agreement is hereby amended in its entirety to read as follows:

                  "A. DEMAND REGISTRATION.

                  (i) At any time on or after December 15, 2000, a Shareholder may offer up to 666,667 shares of Common Stock (the "CURRENT COMMON STOCK"), plus any additional shares of Common Stock issued in respect of the Current Common Stock pursuant to a stock split, stock dividend, reclassification or otherwise, that are Registrable Shares held by such Shareholder to the Corporation at the then-prevailing Market Value. If the Corporation does not purchase such Registrable Shares within 30 days, it will, subject to the provisions of Subsections (iii) and (iv) below, use its best efforts to promptly register such Registrable Shares held by such Shareholder under the Securities Act and shall maintain the effectiveness of such Registration Statement for a period of 90 days.

                  (ii) At any time after the conversion of the unredeemed Preferred Stock into the Converted Shares, a Shareholder may offer such Converted Shares that are Registrable Shares held by such Shareholder to the Corporation at the then-prevailing Market Value. If the Corporation does not purchase such Registrable Shares within 30 days, it will, subject to the provisions of Subsections (iii) and (iv) below, use its best efforts to promptly register such Registrable Shares held by such Shareholder under the Securities Act and shall maintain the effectiveness of such Registration Statement for a period of 90 days.

                  (iii) The Corporation shall not be required to effect more than one registration pursuant to Section 3.A(i) above and one registration pursuant to Section 3.A(ii) above.

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                  (iv) If (a) at the time of any request to register Registrable
Shares pursuant to this Section 3.A or during the registration process there is a material development with respect to the Corporation and (b) the Board concludes in good faith that the registration would have a material adverse effect on the Corporation or the price of the Common Stock, the Board may at its option direct that such registration be delayed for a period not in excess of 90 days from the effective date of the offering by Shareholder to the Corporation."

         E. Section 4 of the Shareholders' Agreement is hereby amended in its entirety to read as follows:

                  "4. MANDATORY REDEMPTION OF PREFERRED STOCK

                  Upon the occurrence of any Event of Default (as such term is defined in the Subordinated Secured Promissory Note issued by Isaacs to the Initial Shareholder on March __, 2001), the Initial Shareholder may demand a redemption of any Preferred Stock then held by the Initial Shareholder at a redemption price equal to $1.00 per share. Any demand by the Initial Shareholder for redemption of Preferred Stock pursuant to this Section 4 shall be submitted in writing to the Corporation and effective immediately upon receipt of such demand the Corporation shall have an obligation to redeem the Preferred Stock elected to be redeemed by the Initial Shareholder."


3.       MISCELLANEOUS.

         A. As used in the Shareholders' Agreement, the words "this Agreement" shall mean the Shareholders' Agreement as amended by this Amendment, and by any other amendment to the Shareholders' Agreement.

         B. Except as expressly amended by this Amendment, the Shareholders' Agreement remains in full force and effect in accordance with its terms.

         C. The parties hereto agree that this Amendment is a complete and exclusive expression of all the terms hereof.

         D. This Amendment shall be binding on the parties, their parents, subsidiaries, successors and assigns (if any), and they each warrant that the undersigned are authorized to execute this Amendment on behalf of the respective parties.

         E. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

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         F. This Amendment shall not be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by all parties hereto.

         G. The validity, construction, operation and effect of any and all of the terms and provisions of this Amendment shall be determined and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder. All disputes arising out of or in connection with this Amendment or the interpretation thereof shall be submitted to the United States District Court for the Southern District of New York and the parties hereby submit to the jurisdiction of such court.

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         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Amendment to be executed the day and date first above written.

                                 I.C. ISAACS & COMPANY, INC., a
                                 Delaware corporation

                                 By: /S/ ROBERT J. ARNOT
                                     -------------------------------------------
                                     Name:  Robert J. Arnot
                                     Title: Chairman and Chief Executive Officer


                                 AMBRA INC., a Delaware corporation

                                 By: /S/ GERT J. FRISCH
                                     -------------------------------------------
                                     Name:  Gert J. Frisch
                                     Title: Vice President



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